UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2009

MGMT Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-152608	26-1749145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3203 Third Avenue North #300 Billings, Montana	59101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 259-0751

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 31, 2009, MGMT Energy, Inc., a Nevada corporation (the “Company”), entered into a Contribution and Assignment Agreement (the “Contribution Agreement”) with Carbon County Holdings, LLC, a Delaware limited liability company (“CCH”), John P. Baugues, Jr., the Company’s Chief Executive Officer and a director, The John Paul Baugues, Sr. Family Trust, the beneficiaries of which are John P. Baugues, Jr. and his children  (the “Baugues Trust”), and Tydus Richards, the Chairman of the Company’s board of directors.  Pursuant to the Contribution Agreement, CCH agreed to contribute and assign to the Company all of CCH’s rights and obligations under that certain Mining Lease, dated on or around January 16, 2009 (the “Mining Lease”), between CCH, on the one hand, and Edith L. Bolzer and Richard L. Bolzer (together, “Lessor”), on the other hand, for the purpose of mining and removing coal from approximately 6,254 acres of land located in Carbon County, Montana (the “Property”).  In exchange for the contribution and assignment of the Mining Lease, the Company agreed to issue to each of Mr. Baugues, the Baugues Trust, and Mr. Richards, the sole members of CCH, the number of shares of the Company’s Common Stock, par value $0.001 per share, set forth opposite such member’s name below.

Name of Member	Number of Shares
John P. Baugues, Jr.	3,185,000
The John Paul Baugues, Sr. Family Trust	3,315,000
Tydus Richards	5,500,000
Total	12,000,000

The closing of the transaction under the Contribution Agreement is subject to approval of the Company’s shareholders.  If such shareholder approval is not obtained within 90 days of the effective date of the Contribution Agreement, any party may terminate the Contribution Agreement by delivery of written notice to the other parties thereto.

Under the terms of the Mining Lease, the Company would be required to pay to Lessor (1) a minimum annual payment in an amount equal to $62,540.76 in each year during the initial ten year term of the Mining Lease, subject to increase in future years (the “Minimum Annual Payment”) and (2) a royalty equal to 12.5% of the gross proceeds (as defined in the Mining Lease) on all coal mined from the Property (the “Royalty”).  In addition, unless coal is mined from minerals owned by Lessor, for each ton of coal mined from, stored on or transported across the Property, the Company would be required to pay a damage fee of $0.15 per ton for such coal (the “Damage Fee”).  In the event that the Royalty and/or the Damage Fee in any year during the term exceeded twice the Minimum Annual Payment, the Company would not be required to make the Minimum Annual Payment for that year.

During the term of the Mining Lease, in addition to the foregoing damage fee, the Company would be required to pay for any and all damages resulting from the Company’s exploration activities on the Property.  Furthermore, the Company would not be able to use the Property for housing employees or other workers, nor would it be able to use water produced on the Property if such use would damage the quantity, quality or usability of the water available to Lessor.

The Mining Lease is effective for a 10 year term.  The Company would have the right to renew the Mining Lease for two additional 10 year terms upon at least 90 days written notice to Lessor prior to the expiration of the then-current term.  After 3 years from the effective date, the Company would have the right to terminate the Mining Lease, on any annual anniversary, upon 90 days prior written notice to Lessor and upon payment of all damage fees, rentals and royalties accrued through the date of termination.

The foregoing description of the Contribution Agreement and the Mining Lease does not purport to be complete and is qualified in its entirety by reference to the complete text of the Contribution Agreement (including the Mining Lease attached thereto), which is filed as Exhibit 10.1 hereto.

In addition, on April 2, 2009, the Company entered into that certain Amendment #1 Support Services Agreement, with Strands Management Company, LLC, a California limited liability company (“Strands”), Keith Moore, David Walters, and Matt Szot (the “Amendment”), which Amendment amends that certain Support Services Agreement, dated as of January 8, 2009, between the Company and Strands.  Matt Szot, an officer of the Company, is also an officer of Strands.

Pursuant to the Amendment, the Company agreed to issue to Messrs. Moore, Walters, and Szot and aggregate of 325,000 shares of the Company’s common stock as a retainer, in exchange for Strands’ agreement to continue to provide services under the Support Services Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.2 hereto.

Item 1.02	Termination of a Material Definitive Agreement

On March 31, 2009, the Company, John P. Baugues, Jr., the Company’s Chief Executive Officer and a director, and TRX Capital, LLC, a California limited liability company controlled by Tydus Richards, the Chairman of the Company’s board of directors, entered into that certain Letter Agreement Regarding Termination of Acquisition Agreement (the “Termination Letter”), pursuant to which the parties thereto agreed to terminate that certain Acquisition Agreement, dated January 9, 2009 (the “Acquisition Agreement”).  Pursuant to the terms of the Termination Letter, the parties agreed that notwithstanding the terms of the Acquisition Agreement, no party shall be required to remove its nominees to the Company’s board of directors as a result of the termination of the Acquisition Agreement.  The Company previously reported the terms of the Acquisition Agreement under Item 1.01 of the Current Report on Form 8-K filed on February 4, 2009, and such Item 1.01 is incorporated herein by reference.

The effectiveness of the Termination Letter is subject to the approval of the Company’s stockholders.

The foregoing description of the Termination Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Termination Letter, which is filed as Exhibit 10.3 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K related to the Amendment is hereby incorporated into this Item 3.02 by reference.

Pursuant to the Amendment, the Company is required to issue 325,000 shares of its common stock to Messrs. Moore, Walters, and Szot promptly following the signing of the amendment.  The issuance of the shares is exempt from the registration requirements of the Securities Act of 1933, as amendment (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 3, 2009, Tydus Richards resigned from the Company’s Board of Directors. Mr. Richard’s decision to resign was based on the demands on his time from other professional commitments, and not the result of any disagreement relating to the Company’s operations, policies or practices.   A copy of Mr. Richards’ resignation letter is filed as Exhibit 17.1 to this Current Report on Form 8-K.

On April 3, 2009, John P. Baugues, Jr. assumed the role as Chairman of the Board of Directors.

On April 3, 2009, David Walters, 46, was appointed to the Company’s Board of Directors.

Mr. Walters is a founder and principal of Strands and Monarch Bay Associates, LLC (“Monarch Bay”), and has extensive experience in investment management, corporate growth development strategies and capital markets. From 1992 through 2000, he was an executive vice president and managing director in charge of capital markets for Roth Capital (formerly Cruttenden Roth), were he managed the capital markets group and led over 100 financings (public and private), raising over $2 billion in growth capital. Additionally, Mr. Walters oversaw a research department that covered over 100 public companies, and was responsible for the syndication, distribution and after-market trading of the public offerings. From 1992 through 2000, he managed the public offerings for Cruttenden Roth, which was the most prolific public underwriter in the U.S. for deals whose post-offering market cap was less than $100 million. Mr. Walters sat on Roth's Board of Directors from 1994 through 2000. Previously, he was a vice president for both Drexel Burnham Lambert and Donaldson Lufkin and Jenrette in Los Angeles, and he ran a private equity investment fund. Mr. Walters earned a B.S. in Bioengineering from the University of California, San Diego.  Mr. Walters also serves as Chairman of the Board of Directors of Monarch Staffing, Inc., Remote Dynamics, Inc. and STI Group, Inc. and a member of the Board of Directors of Precision Aerospace Components, Inc.

Mr. Walters is a party to the Amendment disclosed in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.  Accordingly, he has a financial interest in the transactions covered by the Amendment, as well as the Support Services Agreement, both in his individual capacity and as an owner and principal of Strands.   Pursuant to the Support Services Agreement, in consideration for providing certain services to the Company, Strands is entitled to a monthly fee in the amount of $16,667, which fee is deferred until the Company receives at least $3.0 million in financing.  Moreover, pursuant to the Amendment, the Company is required to issue to Mr. Walters 146,250 shares of the Company’s common stock.

A copy of the Support Services Agreement is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on March 17, 2009.

In addition, as an owner and principal of Monarch Bay, Mr. Walters has an indirect financial interest in that certain engagement letter between Monarch Bay and the Company, dated January 8, 2009.  Pursuant the engagement letter, the Company is required to (1) pay to Monarch Bay 3% of the gross proceeds of any financing from non-Monarch Bay sources and issue to Monarch Bay warrants to purchase that number of shares of the Company’s common stock equal to 3% of the number of shares of common stock (including convertible securities) issued in such financing, and (2) pay to Monarch Bay 5% of the gross proceeds of any financing from Monarch Bay sources and issue to Monarch Bay warrants to purchase that number of shares of the Company’s common stock equal to 5% of the number of shares of common stock (including convertible securities) issued in such financing.

A copy of the engagement letter is filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on March 17, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Contribution Agreement, dated March 31, 2009, by and among the Company, Carbon County Holdings, LLC, John P. Baugues, Jr., The John Paul Baugues, Sr. Family Trust, and Tydus Richards.

10.2	Amendment #1 Support Services Agreement, dated April 3, 2009, by and among the Company, Strands Management Company, LLC, Keith Moore, David Walters, and Matt Szot.

10.3	Termination Letter, dated March 31, 2009, by and among the Company, John P. Baugues, Jr., and TRX Capital, LLC.

17.1	Richards Resignation Letter, dated April 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 5, 2009

MGMT ENERGY, INC.

By:	/s/ Matt Szot
Matt Szot
Chief Financial Officer